EXHIBIT 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Tampa Electric Company on Form S-3 (File No. 33-61636) of our report dated Jan. 15, 1998 on our audits of the financial statements of Tampa Electric Company as of Dec. 31, 1997 and 1996 and for the years ended Dec. 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.



                                              COOPERS & LYBRAND L.L.P.


Tampa, Florida
March 30, 1998